BAGELL, JOSEPHS                                                        High Ridge Commons
& COMPANY, L.L.C.                                                       Suites 400-403
Certified Public Accountants                                             200 Haddonfield Berlin Road
                                                                                            Gibbsboro, New Jersey  08026
                                                                                             P: 856-346-2828
                                                                                             F: 856-346-2882

BY FACSIMILE: 1-702-248-1081

February 11, 2004

William O’Keef, President
Snap2 Corp.
6767 West Tropicana Avenue
Suite 203
Las Vegas, Nevada  89103

Dear Mr. O’Keef:

This letter is to confirm that Bagell, Josephs & Company, L.L.C., Certified Public Accountants, are the auditors of Snap2 Corp effective January 29, 2004.

We are engaged to perform the audit for the year ended September 30, 2003, quarter ended December 31, 2003 and, to review and/or audit all financials beginning with the quarter ended December 31, 2002 to present to amend prior filings.

Very truly yours,

/s/BAGELL, JOSEPHS & COMPANY, LLC
Bagell, Josephs & Company, LLC
Certified Public Accountants